EXHIBIT 1

			 AGREEMENT OF JOINT FILING


	 Pursuant to Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13D (the "Statement") to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

	 IN WITNESS WHEREOF, the undersigned have executed this Agreement as of July 28, 1994.

			DICKSTEIN & CO., L.P.

			By:  Alan Cooper, as Vice President of
			Dickstein Partners Inc., the general partner
			of Dickstein Partners, L.P., the general
			partner of Dickstein & Co., L.P.



			/s/ Alan Cooper
			Name:  Alan Cooper


			DICKSTEIN INTERNATIONAL LIMITED


			By:  Alan Cooper, as Vice President of
			Dickstein Partners Inc., the agent of
			Dickstein International Limited



			/s/ Alan Cooper
			Name:  Alan Cooper



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			DICKSTEIN FOCUS FUND L.P.


			By:  Alan Cooper, as Vice President of
			Dickstein Partners Inc., the general partner
			of Dickstein Partners, L.P., the general
			partner of Dickstein Focus Fund L.P.



			/s/ Alan Cooper
			Name:  Alan Cooper


			DICKSTEIN PARTNERS, L.P.


		       By:  Alan Cooper, as Vice President of
		       Dickstein Partners Inc., the General Partner
		       of Dickstein Partners, L.P.



			/s/ Alan Cooper
			Name:  Alan Cooper


			DICKSTEIN PARTNERS, INC.

			By:  Alan Cooper, Vice President


			/s/ Alan Cooper
			Name:  Alan Cooper


			/s/ Mark Dickstein
			Name:  Mark Dickstein